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                                                                    EXHIBIT 99.7

                            SCOPUS TECHNOLOGY, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY __, 1998
P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O        The undersigned shareholder of SCOPUS TECHNOLOGY, INC., a California
X        corporation, hereby acknowledges receipt of the Notice of Special
Y Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated April __, 1998, and hereby appoints Ori Sasson and Michele L. Axelson proxies and attorneys-in-fact, each with full power of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of SCOPUS TECHNOLOGY, INC. to be held at the Berkeley Radisson Hotel, 200 Marina Boulevard, Berkeley, California 94710, on _______________, _______________, 1998 at __:00 p.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS AS THE PROXYHOLDER DEEMS ADVISABLE.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                       ---------
                                                                          SEE
                                                                        REVERSE
                                                                          SIDE
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 [X]       PLEASE MARK
           VOTES AS IN
           THIS EXAMPLE.


  1.  Proposal to approve and adopt             For  Against  Abstain  MARK HERE FOR ADDRESS CHANGE AND
      the  Agreement and Plan of                [_]    [_]      [_]    NOTE NEW ADDRESS IN SPACE BELOW. [_]
      Reorganization dated as of March
      1, 1998, among Scopus Technology,
      Inc., a California corporation
      ("Scopus"), Siebel Systems, Inc.,
      a Delaware corporation ("Siebel")
      and Syracuse Acquisition Sub,
      Inc., a California corporation and
      wholly owned subsidiary of Siebel
      ("Merger Sub") with and into
      Scopus pursuant to which Scopus
      will become a wholly owned
      subsidiary of Siebel.

  2.  To vote or otherwise represent                                   PLEASE MARK, SIGN, DATE AND RETURN THE
      the shares on  any and all other                                 PROXY CARD PROMPTLY USING THE ENCLOSED
      business which may properly come                                 ENVELOPE.
      before the Special Meeting of
      Shareholders or any adjournment or                               NOTE:  Please sign exactly as you name
      adjournments thereof, according                                  appears on your stock certificate.  If the
      and in the discretion of the                                     stock is registered in the names of two or
      proxyholder.                                                     more persons, each should sign. Executors,
                                                                       administrators, trustees, guardians, attorneys
                                                                       and corporate officers should insert their titles.


Signature _________________________________ Date _________    Signature________________________________ Date _________
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